EXHIBIT 4.2



          FIRST SUPPLEMENTAL INDENTURE and AMENDMENT dated as of March 2, 1994 to the Indenture (the "Indenture") dated as of April 15, 1988, among CPC International Inc., a Delaware corporation (the "Company"), and Bankers Trust Company, a New York banking corporation, as Trustee (the "Trustee"). Capitalized terms used herein without definition have the meanings assigned to them in the Indenture.

                           RECITALS

          WHEREAS, Section 901(6) of the Indenture provides that the parties thereto may enter into an indenture supplemental to the Indenture without the consent of any Holder the purpose of which is to change or eliminate any of the provisions of the Indenture; provided that any such change or elimination shall become effective only when there is no Debt Security Outstanding created prior to the execution of such supplemental indenture that is entitled to benefit of such provision.

          WHEREAS, as of the date hereof, there are no Debt
Securities of any series Outstanding.

          WHEREAS, all conditions and requirements necessary to make this supplemental indenture and amendment a valid instrument that is legally binding on the parties hereto and the Holder have been satisfied.

          Accordingly, the parties hereto agree as follows:

          1. Section 101 of the Indenture is herby amended by inserting the following definitions in there appropriate place:

          "'Common Depositary' has the meaning specified in
     Section 304."

          "'Exchange Date' has the meaning specified in Section
     304."

          2. Section 101 of the Indenture is hereby amended by deleting from the definition of "Depositary" the following phrase: "pursuant to Section 305(d)".





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          3.   Section 101 of the Indenture is hereby amended
by deleting from the definition of "Global Security" the following phrase: "and bearing the legend prescribed in
Section 303(c)".

          4. Section 101 of the Indenture is hereby amended by deleting therefrom the definition of "Security Register" and "Security Registrar" and inserting in their place the following:

          "'Security Register' and 'Security Registrar' have the respective meanings specified in Section 305."

          5. Subclause (10) of Section 301 of the Indenture is hereby amended by inserting after the phrase "the Depositary for such Global Security or Securities" the following: ", any legend to appear thereon".

          6. Section 302 through and including Section 310 of the Indenture are hereby amended in their entirety to read as follows:

          "SECTION 302.  Denominations.

          Unless otherwise provided as contemplated by Section 301 with respect to the Debt Securities of any series, any Registered Securities of such series shall be issuable in denominations of $1,000 and any integral multiple thereof and any Bearer Securities of such series shall be issuable in the denomination of $5,000.

          SECTION 303.   Execution, Authentication,
                         Delivery and Dating.

          The Debt Securities shall be executed on behalf of the Company by its Chairman of the Board, President, any Senior Vice President, the Comptroller or the Treasurer, under its corporate seal reproduced thereon attested by its Secretary or one of its Assistant Secretaries. The signature of any of these officers on the Debt Securities may be manual or facsimile. Coupons shall bear the facsimile signature of the Treasurer or any Assistant Treasurer of the Company.

          Debt Securities and coupons bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the execution,




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     authentication and delivery of such Debt Securities or did not hold such offices at the date of such Debt Securities.

          At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Debt Securities of any series, together with any coupons appertaining thereto, executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Debt Securities, and the Trustee in accordance with the Company Order shall authenticate and deliver such Debt Securities; provided, however, that, in connection with its original issuance, no Bearer Security shall be mailed or otherwise delivered to any location in the United States; and provided, further, that a Bearer Security may be delivered in connection with its original issuance only if the Person entitled to receive such Bearer Security shall have furnished a certificate in the form set forth in Exhibit A-1 to this Indenture, dated no earlier than 15 days prior to the earlier of the date on which such Bearer Security is delivered and the date on which any temporary global Debt Security first becomes exchangeable for such Bearer Security in accordance with the terms of such temporary global Debt Security and this Indenture and no later than the date on which such Bearer Security is delivered. If any Debt Security shall be represented by a permanent global Bearer Security, then, for purposes of this Section and Section 304, the notation of a beneficial owner's interest thereon upon original issuance of such Debt Security or upon exchange of a portion of a temporary global Debt Security shall be deemed to be delivery in connection with its original issuance of such beneficial owner's interest in such permanent global Debt Security. Except as permitted by Section 306, the Trustee shall not authenticate and deliver any Bearer Security unless all appurtenant coupons for interest then matured have been detached and cancelled by the Trustee.

          If the forms or terms of the Debt Securities of the series and any related coupons have been established in or pursuant to one or more Board Resolutions and set forth in an Officers' Certificate as permitted by Sections 201 and 301, in authenticating such Debt Securities, and accepting the additional responsibilities under this Indenture in relation to such Debt Securities, the Trustee shall be entitled to receive, and (subject to Section 601) shall be fully protected in relying upon, an Opinion of Counsel stating,





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               (a)  if the forms of such Debt Securities and
          any coupons have been established by or pursuant to a Board Resolution and as set forth in an Officers' Certificate as permitted by Section 201, that such forms have been established in conformity with the provisions of this Indenture;

               (b) if the terms of such Debt Securities and any coupons have been established by or pursuant to a Board Resolution and as set forth in an Officers' Certificate as permitted by Section 301, that such terms have been established in conformity with the provisions of this Indenture; and

               (c) that such Debt Securities, together with any coupons appertaining thereto, when authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting the enforcement of creditors' rights and to general principles of equity.

     If such forms or terms have been so established, the Trustee shall not be required to authenticate such Debt Securities if the issue of such Debt Securities pursuant to this Indenture will affect the Trustee's own rights, duties or immunities under the Debt Securities and this Indenture or will otherwise affect the Trustee in a manner which is not reasonably acceptable to the Trustee.

          Notwithstanding the provisions of Section 301 and of the two preceding paragraphs, if all Debt Securities of a series are not to be originally issued at one time, it shall not be necessary to deliver the Officers' Certificate otherwise required pursuant to Section 301 or the Company Order and Opinion of Counsel otherwise required pursuant to such preceding paragraphs at or prior to the time of authentication of each Debt Security of such series if such documents are delivered at or prior to the authentication upon original issuance of the first Debt Security of such series to be issued.

          A Company Order delivered in the circumstances set forth in the third preceding paragraph may provide that Debt Securities which are the subject thereof will be



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     authenticated and delivered by the Trustee on original
     issue from time to time upon the telephonic or written order of persons designated in such Company Order (telephonic instructions to be promptly confirmed in writing by such persons) and that such persons are authorized to determine, consistent with the Officers' Certificate referred to in Section 301 or any applicable supplemental indenture, such terms and conditions of said Debt Securities as are specified in such Company Order, provided the foregoing procedure is acceptable to the Trustee.

          Each Registered Security shall be dated the date of its authentication. Each Bearer Security of a series shall be dated as of the date of the initial issuance of Debt Securities of such series.

          No Debt Security or any related coupon shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Debt Security, or the Debt Security to which such coupon appertains, a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Debt Security shall be conclusive evidence, and the only evidence, that such Debt Security has been duly authenticated and delivered hereunder and that such Debt Security and any related coupon are entitled to the benefits of this Indenture.

          SECTION 304.   Temporary Debt Securities.

          Pending the preparation of definitive Debt Securities of any series, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Debt Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Debt Securities in lieu of which they are issued, in registered form or, if authorized, in bearer form with one or more coupons or without coupons, and with such appropriate insertions, omissions, substitutions and other variations as the duly authorized officers executing such Debt Securities may determine, as evidenced by their execution of such Debt Securities. In the case of Debt Securities of any series, such temporary Debt Securities may be in global form, representing all or a portion of the Outstanding Debt Securities of such series. A temporary Bearer Security shall be delivered only in compliance with the conditions set forth in Section 303.



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          Except in the case of temporary Bearer Securities in
     global form (which shall be exchanged in accordance with the provisions of the following paragraphs), if temporary Debt Securities of any series are issued, the Company will cause definitive Debt Securities of that series to be prepared without unreasonable delay. After the preparation of definitive Debt Securities of such series, the temporary Debt Securities of such series shall be exchangeable for definitive Debt Securities of such series upon surrender of the temporary Debt Securities of such series at the office or agency of the Company maintained pursuant to Section 1002 in a Place of Payment for that series, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Debt Securities of any series (accompanied by any unmatured coupons appertaining thereto) the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like aggregate principal amount of definitive Debt Securities of the same series and of like tenor of authorized denominations; provided, however, that no definitive Bearer Security shall be delivered in exchange for a temporary Registered Security; and provided, further, that a definitive Bearer Security shall be delivered in exchange for a temporary Bearer Security only in compliance with the conditions set forth in Section
     303. Until so exchanged the temporary Debt Securities of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Debt Securities of such series.

          If temporary Bearer Securities of any series are issued in global form, any such temporary global Debt Security shall, unless otherwise provided therein, be delivered to the London office of a depositary or common depositary (the "Common Depositary"), for the benefit of Euro-clear and CEDEL S.A., for credit to the respective accounts of the beneficial owners of such Debt Securities (or to such other accounts as they may direct).

          Without unnecessary delay but in any event not later than the date specified in, or determined pursuant to the terms of, any such temporary global Bearer Security of a series (the "Exchange Date"), the Company shall deliver to the Trustee definitive Debt Securities of such series in aggregate principal amount equal to the principal amount of such temporary global Bearer Security, executed by the Company. On or after the Exchange Date, such temporary global Bearer Security shall be surrendered by the Common Depositary to the Trustee, as the Company's agent for such purpose, to be exchanged, in whole or from time to time in



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     part, for definitive Debt Securities of such series
     without charge and the Trustee shall authenticate and deliver, in exchange for each portion of such temporary global Bearer Security, a like aggregate principal amount of definitive Debt Securities of the same series of authorized denominations and of like tenor as the portion of such temporary global Bearer Security to be exchanged; provided, however, that, unless otherwise specified in such temporary global Bearer Security, upon such presentation by the Common Depositary, such temporary global Bearer Security is accompanied by a certificate dated the Exchange Date or a subsequent date and signed by Euro-clear as to the portion of such temporary global Bearer Security held for its account then to be exchanged and a certificate dated the Exchange Date or a subsequent date and signed by CEDEL S.A. as to the portion of such temporary global Bearer Security held for its account then to be exchanged, each in the form set forth in Exhibit A-2 to this Indenture. To the extent required by applicable United States Treasury regulations, in the case of a Bearer Security, the Exchange Date shall not be later than the expiration of a reasonable period after the expiration of the 40-day period beginning on the date of issuance of the temporary global Bearer Security to be exchanged. The definitive Debt Securities to be delivered in exchange for any such temporary global Bearer Security shall be in bearer form, registered form, permanent global bearer form or permanent global registered form, or any combination thereof, as specified as contemplated by Section 301, and, if any combination thereof is so specified, as requested by the beneficial owner thereof; provided, however, that definitive Bearer Securities shall be delivered in exchange for a portion of a temporary global Debt Security only in compliance with the requirements of Section 303.

          Unless otherwise specified in such temporary global Bearer Security, the interest of a beneficial owner of Debt Securities of a series in a temporary global Bearer Security shall be exchanged for definitive Debt Securities of the same series and of like tenor following the Exchange Date when the account holder instructs Euro-clear or CEDEL S.A., as the case may be, to request such exchange on his behalf and delivers to Euro-clear or CEDEL S.A., as the case may be, a certificate in the form set forth in Exhibit A-2 to this Indenture, dated no earlier than 15 days prior to the Exchange Date, copies of which certificate shall be available from the offices of Euro-clear and CEDEL S.A., the Trustee and each Paying Agent. Unless otherwise specified in such temporary global Bearer Security, any such exchange shall be made



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     free of charge to the beneficial owners of such temporary
     global Bearer Security, except that a Person receiving definitive Debt Securities must bear the cost of insurance, postage, transportation and the like in the event that such Person does not take delivery of such definitive Debt Securities in person at the offices of Euro-clear or CEDEL S.A. Definitive Securities in bearer form to be delivered in exchange for any portion of a temporary global Bearer Security shall be delivered only outside the United States.

          Until exchanged in full as hereinabove provided, the temporary Debt Securities of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Debt Securities of the same series and of like tenor authenticated and delivered hereunder, except that, unless otherwise specified as contemplated by
     Section 301, interest payable on a temporary global Bearer Security on an Interest Payment Date for Debt Securities of such series occurring prior to the applicable Exchange Date shall be payable to Euro-clear and CEDEL S.A. on such Interest Payment Date upon delivery by Euro-clear and CEDEL S.A. to the Trustee of a certificate or certificates in the form set forth in Exhibit A-3 to this Indenture, for credit without further interest on or after such Interest Payment Date to the respective accounts of the Persons who are the beneficial owners of such temporary global Debt Security on such Interest Payment Date and who have each delivered to Euro-clear or CEDEL S.A., as the case may be, a certificate in the form set forth in Exhibit A-4 to this Indenture. Any interest so received by Euro-clear and CEDEL S.A. and not paid as herein provided shall be returned to the Trustee immediately prior to the expiration of two years after such Interest Payment Date in order to be repaid to the Company in accordance with Section 1003.

          SECTION 305.   Registration, Registration of
                         Transfer and Exchange.

          The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency to be maintained by the Company in accordance with
     Section 1002 being herein sometimes collectively referred to as the "Security Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Registered Securities and of transfers of Registered Securities. The Trustee is hereby appointed "Security Registrar" for the



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     purpose of registering Registered Securities and transfers of Registered Securities as herein provided.

          Upon surrender for registration of transfer of any Registered Security of any series at the office or agency maintained pursuant to Section 1002 for such purpose in a Place of Payment for that series, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Registered Securities of the same series, of any authorized denominations and of a like aggregate principal amount and tenor.

          At the option of the Holder, Registered Securities of any series may be exchanged for other Registered Securities of the same series, of any authorized denominations and of a like aggregate principal amount and tenor, upon surrender of the Debt Securities to be exchanged at such office or agency. Bearer Securities may not be issued in exchange for Registered Securities.

          At the option of the Holder, Bearer Securities of any series may be exchanged for Registered Securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor, upon surrender of the Bearer Securities to be exchanged at any such office or agency, with all unmatured coupons and all matured coupons in default appertaining thereto. If the Holder of a Bearer Security is unable to produce any such unmatured or matured coupon or coupons in default, such exchange may be effected if the Bearer Securities are accompanied by payment in funds acceptable to the Company in an amount equal to the face amount of such missing coupon or coupons, or the surrender of such missing coupon or coupons may be waived by the Company or jointly by the Company and the Trustee if there is furnished to them such security and/or indemnity as they may require to save each of them and any Paying Agent harmless. If thereafter the Holder of such Debt Security shall surrender to any Paying Agent any such missing coupon in respect of which such a payment shall have been made, such Holder shall be entitled to receive the amount of such payment; provided, however, that, except as otherwise provided in Section 1002, interest represented by coupons shall be payable only upon presentation and surrender of those coupons at an office or agency located outside the United States. Notwithstanding the foregoing, in case a Bearer Security of any series is surrendered at any such office or agency in exchange for a Registered Security of the same series and like tenor after the close of business at such office



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     or agency on (i) any Regular Record Date and before the
     opening of business at such office or agency on the relevant Interest Payment Date, or (ii) any Special Record Date and before the opening of business at such office or agency on the related proposed date for payment of Defaulted Interest, such Bearer Security shall be surrendered without the coupon relating to such Interest Payment Date or proposed date for payment, as the case may be, and interest or Defaulted Interest, as the case may be, will not be payable on such Interest Payment Date or proposed date for payment, as the case may be, in respect of the Registered Security issued in exchange for such Bearer Security, but will be payable only to the Holder of such coupon when due in accordance with the provisions of this Indenture.

          Whenever any Debt Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the replacement Debt Securities which the Holder making the exchange is entitled to receive.

          Notwithstanding the foregoing, except as otherwise specified as contemplated by Section 301, any permanent global Debt Security shall be exchangeable only as provided in this paragraph. If the beneficial owners of interests in a permanent global Debt Security are entitled to exchange such interests for Debt Securities of such series and of like tenor and principal amount of another authorized form and denomination, as specified as contemplated by Section 301, then without unnecessary delay but in any event not later than the earliest date on which such interests may be so exchanged, the Company shall deliver to the Trustee definitive Debt Securities of that series in aggregate principal amount equal to the principal amount of such permanent global Debt Security, executed by the Company. On or after the earliest date on which such interests may be so exchanged, such permanent global Debt Security shall be surrendered by the Common Depositary or such other depositary as shall be specified in the Company Order with respect thereto to the Trustee as the Company's agent for such purpose, to be exchanged, in whole or from time to time in part, for definitive Debt Securities of the same series without charge and the Trustee shall authenticate and deliver, in exchange for each portion of such permanent global Debt Security, a like aggregate principal amount of definitive Debt Securities of the same series of authorized denominations and of like tenor as the portion of such permanent global Debt Security to be exchanged which, unless the Debt



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     Securities of the series are not issuable both as Bearer
     Securities and as Registered Securities, as specified as contemplated by Section 301, shall be in the form of Bearer Securities or Registered Securities, or any combination thereof, as shall be specified by the beneficial owner thereof; provided, however, that no such exchanges may occur during a period beginning at the opening of business 15 days before any selection of Debt Securities of that series to be redeemed and ending on the relevant Redemption Date; and provided, further, that no Bearer Security delivered in exchange for a portion of a permanent global Debt Security (or, if specified as contemplated by Section 301, in exchange for Registered Securities) shall be mailed or otherwise delivered to any location in the United States. Promptly following any such exchange in part and any endorsement thereon to reflect the amount represented by such exchange, such permanent global Debt Security shall be returned by the Trustee to the Common Depositary or such other depositary or Common Depositary referred to above in accordance with the written instructions of the Company referred to above. If a Registered Security is issued in exchange for any portion of a permanent global Debt Security after the close of business at the office or agency where such exchange occurs on (i) any Regular Record Date and before the opening of business at such office or agency on the relevant Interest Payment Date, or (ii) any Special Record Date and before the opening of business at such office or agency on the related proposed date for payment of interest or Defaulted Interest, as the case may be, will not be payable on such Interest Payment Date or proposed date for payment, as the case may be, in respect of such Registered Security, but will be payable on such Interest Payment Date or proposed date for payment, as the case may be, only to the Person to whom interest in respect of such portion of such permanent global Debt Security is payable in accordance with the provisions of this Indenture.

          All Debt Securities issued upon any registration of transfer or exchange of Debt Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Debt Securities surrendered upon such registration of transfer or exchange.

          Every Registered Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Trustee or any transfer agent) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the



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     Company, the Trustee and the Security Registrar or any
     transfer agent duly executed, by the Holder thereof or his attorney duly authorized in writing.

          No service charge shall be made for any registration of transfer or exchange of Debt Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Debt Securities, other than exchanges pursuant to Sections 304, 907 or 1107 not involving any transfer.

          The Company shall not be required (i) to issue, register the transfer of or exchange Debt Securities of any series during a period beginning at the opening of business 15 days before any selection of Debt Securities of that series to be redeemed and ending at the close of business on (A) if Debt Securities of the series are issuable only as Registered Securities, the day of the mailing of the relevant notice of redemption, and (B) if Debt Securities of the series are issuable as Bearer Securities, the day of the first publication of the relevant notice of redemption or, if Debt Securities of the series are also issuable as Registered Securities and there is no publication, the mailing of the relevant notice of redemption, (ii) to register the transfer of or exchange any Registered Security so selected for redemption in whole or in part, except the unredeemed portion of any Debt Security being redeemed in part, or
     (iii) to exchange any Bearer Security so selected for redemption except that such a Bearer Security may be exchanged for a Registered Security of that series and like tenor; provided that such Registered Security shall be simultaneously surrendered for redemption.

          Nothwithstanding anything in this Indenture or in the terms of a Debt Security to the contrary, the exchange of Bearer Securities for Registered Securities will be subject to satisfaction of the provisions of the United States tax laws in effect at the time of the exchange. Neither the Company nor the Trustee nor any agent of the Company or the Trustee shall be required to exchange any Bearer Security for a Registered Security if (i) as a result thereof and in the Company's judgment, the Company would incur adverse consequences under then applicable United States Federal income tax laws and (ii) in the case of the Trustee or any agent of the Company or the Trustee, the Company shall have delivered to such Person an Officers' Certificate and an Opinion of Counsel as to the matters set forth in clause (i) above.



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          SECTION 306.   Mutilated, Destroyed, Lost and
                         Stolen Debt Securities.

          If any mutilated Debt Security or a Debt Security with a mutilated coupon appertaining thereto is surrendered to the Trustee, the Company shall execute, and the Trustee shall authenticate and deliver in exchange therefor, a new Debt Security of the same series and of like tenor and principal amount and bearing a number not contemporaneously outstanding, with coupons corresponding to the coupons, if any, appertaining to the surrendered Debt Security.

          If there shall have been delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Debt Security or coupon, and (ii) such security or indemnity as may be required by them in their absolute discretion, to save each of them harmless, then, in the absence of notice to the Company or the Trustee that such Debt Security or coupon has been acquired by a bona fide purchaser, the Company shall execute and upon its request the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Debt Security or in exchange for the Debt Security to which a destroyed, lost or stolen coupon appertains (with all appurtenant coupons not destroyed, lost or stolen), a new Debt Security of the same series and of like tenor and principal amount and bearing a number not contemporaneously outstanding, with coupons corresponding to the coupons, if any, appertaining to such destroyed, lost or stolen Debt Security or to the Debt Security to which such destroyed, lost or stolen coupon appertains.

          In case any such mutilated, destroyed, lost or stolen Debt Security or coupon has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Debt Security, pay such Debt Security or coupon; provided, however, that principal of (and premium, if any) and interest, if any, on Bearer Securities shall, except as otherwise provided in Section 1002, be payable only at an office or agency located outside the United States; and provided, further, that, unless otherwise specified as contemplated by Section 301 with respect to any series of Debt Securities, interest on Bearer Securities (but not any additional amounts payable as provided in Section 1005), shall be payable only upon presentation and surrender of the coupons appertaining thereto.




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          Upon the issuance of any new Debt Security under this
     Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

          Every new Debt Security of any series with its coupons, if any, issued pursuant to this Section in lieu of any destroyed, lost or stolen Debt Security, or in exchange for a Debt Security to which a destroyed, lost or stolen coupon appertains, shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Debt Security and its coupons, if any, or the destroyed, lost or stolen coupon shall be at any time enforceable by anyone, and any such new Debt Security and coupons, if any, shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Debt Securities of that series and their coupons, if any, duly issued hereunder.

          The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Debt Securities or coupons.

          SECTION 307.   Payment of Interest; Interest
                         Rights Preserved.

          Unless otherwise specified as contemplated by Section 301 with respect to any series of Debt Securities, interest on any Registered Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Debt Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest.

          Unless otherwise specified as contemplated by Section 301 with respect to any series of Debt Securities, any interest due on Bearer Securities on or before the Maturity shall be payable only upon presentation and surrender of the several coupons for such interest installments as are evidenced thereby as they severally mature.

          Any interest on any Registered Security of any series which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called "Defaulted Interest") shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (1) or (2) below:

               (1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Registered Securities of such series (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Registered Security of such series and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as provided in this clause. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor (i) to be mailed, first-class postage prepaid, to each Holder of Registered Securities of such series at his address as it appears in the Security Register, not less than 10 days prior to such Special Record Date, and (ii) with respect to Bearer Securities of such series, to be published as provided for in Section 106. The Trustee may, in addition, in its discretion, in the name and at the expense of the Company, cause a similar notice to be published at least once in a newspaper published in the English language customarily published on each Business Day and of general circulation in the Borough of Manhattan, the City of New York, New York, but such publication shall not be a condition precedent to the establishment of such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Persons in whose names the Registered Securities of such series (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause
          (2).

               (2)  The Company may make payment of any
          Defaulted Interest on the Registered Securities of any series in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Debt Securities may be listed, and upon such notice as may be required by such exchange, if, after notice is given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner or payment shall be deemed practicable by the Trustee.

          Subject to the foregoing provisions of this Section and Section 305, each Debt Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Debt Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Debt Security.

          SECTION 308.   Persons Deemed Owners.

          Prior to due presentment of a Registered Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Registered Security is registered as the owner of such Registered Security for the purpose of receiving payment of principal of (and premium, if any) and (subject to Sections 305 and 307) interest, if any, on such Debt Security and for all other purposes whatsoever, whether or not payment on such Debt Security is overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

          Title to any Bearer Security and any coupons appertaining thereto shall pass by delivery. The Company, the Trustee and any agent of the Company or the Trustee may treat the bearer of any Bearer Security and the bearer of any coupon as the absolute owner of such Bearer

     Security or coupon for the purpose of receiving payment thereof or on account thereof and for all other purposes whatsoever, whether or not payment on such Bearer Security or coupon is overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

          SECTION 309.   Cancellation.

          All Debt Securities and coupons surrendered for payment, redemption, registration of transfer or exchange or for credit against any sinking fund payment shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and such Debt Securities and coupons shall be promptly cancelled and destroyed by the Trustee. The Company may at any time deliver to the Trustee for cancellation any Debt Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Debt Securities so delivered shall be promptly cancelled and destroyed by the Trustee. No Debt Securities shall be authenticated in lieu of or in exchange for any Debt Securities cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Debt Securities and coupons held by the Trustee shall be destroyed by the Trustee and a certification of such destruction shall be delivered to the Company unless other instructions are furnished to the Trustee by a Company Order.

          SECTION 310.   Computation of Interest.

          Except as otherwise specified as contemplated by
     Section 301 for the Debt Securities of any series, interest, if any, on the Debt Securities of each series shall be computed on the basis of a 360-day year of twelve
     30-day months."

          7.   Subclauses (2) and (3) of Section 501 of the
Indenture are hereby amended in their entirety to read as follows:

     "(2) default in the payment of principal of (or premium, if any, on) any Debt Security of any such series when it becomes due and payable, and continuance of such default for a period of three days; or

     (3) default in the deposit of any sinking fund payment when and as due by the terms of a Debt Security of such series, and continuance of such default for a period of three days; or"

          8. Exhibit A of the Indenture is hereby amended in its entirety to read as follows:

                            "EXHIBIT A-1


                [FORM OF CERTIFICATE TO BE GIVEN BY
            PERSON ENTITLED TO RECEIVE BEARER SECURITY]


          [Whenever any provision of this Indenture or the forms of Debt Security contemplates that certification be given by a Person entitled to receive a Bearer Security, such certification shall be provided substantially in the form of the following certificate, with only such changes as shall be approved by the Company:]


                            CERTIFICATE
                           .............
              [Insert title or sufficient description
                of Debt Securities to be delivered]

          [This is to certify that as of the date hereof, and except as set forth below, the above-captioned Debt Securities held by you for our account (i) are owned by person(s) that are not citizens or residents of the United States, domestic partnerships, domestic corporations or other entities created or organized in or under the laws of the United States or any political subdivision thereof, or any estate or trust the income of which is subject to United States federal income taxation regardless of its source ("United States person(s)"), (ii) are owned by United States person(s) that are (a) foreign branches of United States financial institutions (financial institutions as defined in United States Treasury Regulations section 1.165-12(c)(1)(v), are herein referred to as "financial institutions") purchasing for their own account or for resale, or (b) United States person(s) who acquired the Debt Securities through foreign branches of United States financial institutions and who hold the Debt Securities through such United States financial institutions on the date hereof (and in either case (a) or (b), each such United States financial institution hereby agrees, on its own behalf or through its agent, that you may advise CPC International Inc. or its agent that such financial institution will comply with the requirements of section 165(j)(3)(A), (B) or (C) of the United States Internal Revenue Code of 1986, as amended, and the regulations thereunder), or (iii) are owned by United States or foreign financial institution(s) for purposes of resale during the restricted period (as defined in United States Treasury Regulations section 1.163-5(c)(2)(i)(D)(7)), and, in addition, if the owner is a United States or foreign financial institution described in clause (iii) above (whether or not also described in clause (i) or (ii)), this is to further certify that such financial institution has not acquired the Debt Securities for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

          As used herein, "United States" means the United States of America (including the States and the District of Columbia); and its "possessions" including Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

          We undertake to advise you promptly by tested telex if the above statement as to beneficial ownership is not correct on the date of delivery of the above-captioned Debt Securities in bearer form as to all of such Debt Securities.

          If the undersigned is a dealer, the undersigned agrees to obtain a similar certificate from each person entitled to delivery of any of the above-captioned Debt Securities in bearer form purchased from it; provided, however, that, if the undersigned has actual knowledge (as defined in applicable Internal Revenue Service regulations) that the information contained in such a certificate is false, the undersigned will not deliver a Debt Security in temporary or definitive bearer form to a person who signed such certificate notwithstanding the delivery of such certificate to the undersigned.

          This certificate excepts and does not relate to $________ of such interest in the above-captioned Debt Securities in respect of which we are not able to certify and as to which we understand an exchange for and delivery of definitive Debt Securities (or, if relevant, collection of any payment) cannot be made until we do so certify.

          We understand that this certificate may be required in connection with certain tax laws of the United States. If administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate or a copy thereof to any interested party in such proceedings.]

     Dated:  ___________________, 19__

     [To be dated no earlier
     than the 15th day prior
     to the Exchange Date or
     prior to the date of the
     [      ] certificate, if later]


                         [Name of Person Making Certification]



                         _____________________________________
                         (Authorized Signatory)
                         Name:
                         Title:

                            Exhibit A-2


           [FORM OF CERTIFICATE TO BE GIVEN BY EURO-CLEAR
                           OR CEDEL S.A.
            IN CONNECTION WITH THE EXCHANGE OF A PORTION
                   OF A TEMPORARY GLOBAL SECURITY



          Whenever any provision of this Indenture or the forms of Debt Security contemplates that certification be given by Euro-clear or CEDEL S.A. in connection with the exchange of a portion of a temporary global Debt Security, such certification shall be provided substantially in the form of the following certificate, with only such changes as shall be approved by the Company:]


                            CERTIFICATE


                           .............
              [Insert title or sufficient description
                of Debt Securities to be delivered]



          This is to certify that based solely on written certifications that we have received in writing, by tested telex or by electronic transmission from each of the persons appearing in our records as persons entitled to a portion of the Principal Amount at Maturity set forth below (our "Member Organizations") substantially in the form attached hereto, as of the date hereof $__________ Principal Amount at Maturity of the above-captioned Debt Securities (i) is owned by person(s) that are not citizens or residents of the United States, domestic partnerships, domestic corporations or other entities created or organized in or under the laws of the United States or any political subdivision thereof, or any estate or trust the income of which is subject to United States federal income taxation regardless of its source ("United States person(s)"), (ii) is owned by United States person(s) that are (a) foreign branches of United States financial institutions (financial institutions, as defined in U.S. Treasury Regulations section 1.165-12(c)(1)(v), are herein referred to as "financial institutions") purchasing for their own account or for resale, or (b) United States person(s) who acquired the Debt Securities through foreign branches of United States financial institutions and who hold the Debt Securities through such United States financial institutions on the date hereof (and in either case (a) or (b), each such financial institution has agreed on its own behalf or through its agent that we may advise CPC International Inc. or its agent that such financial institution will comply with the requirements of section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder), or (iii) is owned by United States or foreign financial institution(s) for purposes of resale during the restricted period (as defined in United States Treasury Regulations section 1.163-5(c)(2)(i)(D)(7) and, to the further effect, that financial institutions described in clause (iii) above (whether or not also described in clause (i) or (ii)) have certified that they have not acquired the Debt Securities for purposes or resale directly or indirectly to a United States person or to a person within the United States or its possessions.

          As used herein, "United States" means the United States of America (including the States and the District of Columbia); and its "possessions" including Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

          We further certify that (i) we are not making available herewith for exchange (or, if relevant, collection of any amounts) any portion of the temporary global Debt Security representing the above-captioned Debt Securities excepted in the above-referenced certificates of Member Organizations and (ii) as of the date hereof we have not received any notification from any of our Member Organizations to the effect that the statements made by such Member Organizations with respect to any portion of the part submitted herewith for exchange (or, if relevant, collection of any amounts) are no longer true and cannot be relied upon as of the date hereof.

          We understand that this certification is required in connection with certain tax laws of the United States. If administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate or a copy thereof to any interested party in such proceedings.


     Dated:  __________, 19__
     [Certification may be dated
     no earlier than the Exchange
     Date.]


                         [                            , as
                         Operator of the Euro-clear system]
                         [CEDEL S.A.]



                         By____________________________________

                            Exhibit A-3


                [FORM OF CERTIFICATE TO BE GIVEN BY
                     EURO-CLEAR AND CEDEL S.A.
            TO OBTAIN INTEREST PRIOR TO AN EXCHANGE DATE


          Whenever any provision of this Indenture or the forms of Debt Security contemplates that certification be given by Euro-clear or CEDEL S.A. to obtain interest prior to an Exchange Date, such certification shall be provided substantially in the form of the following certificate, with only such changes as shall be approved by the Company:]

                            CERTIFICATE

                      _______________________

          [Insert title or sufficient description of Debt
                            Securities]


          This is to certify that based solely on written certifications that we have received in writing, by tested telex or by electronic transmission from each of the persons appearing in our records as persons entitled to a portion of the Principal Amount at Maturity set forth below (our "Member Organizations") substantially in the form attached hereto, as of the date hereof $__________ Principal Amount at Maturity of the above-captioned Debt Securities (i) is owned by person(s) that are not citizens or residents of the United States, domestic partnerships, domestic corporations or other entities created or organized in or under the laws of the United States or any political subdivision thereof, or any estate or trust the income of which is subject to United States federal income taxation regardless of its source ("United States person(s)"), (ii) is owned by United States person(s) that are (a) foreign branches of United States financial institutions (financial institutions, as defined in U.S. Treasury Regulations section 1.165-12(c)(1)(v), are herein referred to as "financial institutions") purchasing for their own account or for resale, or (b) United States person(s) who acquired the Debt Securities through foreign branches of United States financial institutions and who hold the Debt Securities through such United States financial institutions on the date hereof (and in either case (a) or (b), each such financial institution has agreed, on its own behalf or through its agent, that we may advise CPC International Inc. or its agent that such financial institution will comply with the requirements of section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder), or (iii) is owned by United States or foreign financial institution(s) for purposes of resale during the restricted period (as defined in United States Treasury Regulations section 1.163-5(c)(2)(i)(D)(7)) and, to the further effect, that financial institutions described in clause (iii) above (whether or not also described in clause (i) or (ii)) have certified that they have not acquired the Debt Securities for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

          As used herein, "United States" means the United States of America (including the States and the District of Columbia); and its "possessions" include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

          We understand that this certification is required in connection with certain tax laws of the United States. If administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate or a copy thereof to any interested party in such proceedings.

          We undertake that any interest received by us and not paid to a person described in clauses (i) through (iii) above shall be returned to the Trustee for the above Debt Securities immediately prior to the expiration of two years after such Interest Payment Date in order to be repaid by such Trustee to the above issuer at the end of two years after such Interest Payment Date.


     Dated:  _______________
     [To be dated on or after
     the relevant Interest
     Payment Date]

                               [                          ,
                               as Operator of the Euro-clear
                               System]
                               [CEDEL S.A.]


                               By: ____________________________

                            Exhibit A-4


           [FORM OF CERTIFICATION BY BENEFICIAL OWNERS TO
             OBTAIN INTEREST PRIOR TO AN EXCHANGE DATE


          Whenever any provision of this Indenture or the forms of Debt Security contemplates that certification be given by a Person who beneficially owns any [Bearer] Security in connection with obtaining any interest prior to an Exchange Date relating to such Bearer Security, such certification shall be provided substantially in the form of the following certificate, with only such changes as shall be approved by the Company:]

                            CERTIFICATE

                      _______________________

          [Insert title or sufficient description of Debt
                            Securities]


          This is to certify that as of the date hereof, and except as set forth below, the above-captioned Debt Securities held by you for our account (i) are owned by person(s) that are not citizens or residents of the United States, domestic partnerships, domestic corporations or other entities created or organized in or under the laws of the United States or any political subdivision thereof, or any estate or trust the income of which is subject to United States federal income taxation regardless of its source ("United States person(s)"), (ii) are owned by United States person(s) that are (a) foreign branches of United States financial institutions (financial institutions, as defined in United States Treasury Regulations section 1.165-12(c)(1)(v), are herein referred to as "financial institutions") purchasing for their own account or for resale, or (b) United States person(s) who acquired the Debt Securities through foreign branches of United States financial institutions and who hold the Debt Securities through such United States financial institutions on the date hereof (and in either case (a) or (b), each such United States financial institution hereby agrees, on its own behalf or through its agent, that you may advise CPC International Inc. or its agent that such financial institution will comply with the requirements of
     Section 165(j)(3)(A), (B) or (C) of the United States Internal Revenue Code of 1986, as amended, and the regulations thereunder) or (iii) are owned by United States or foreign financial institution(s) for purposes of resale during the restricted period (as defined in United States Treasury Regulations section 1.163-5(c)(2)(i)(D)(7)), and, in addition, if the owner is a United States or foreign financial institution described in clause (iii) above (whether or not also described in clause (i) or (ii)), this is to further certify that such financial institution has not acquired the Debt Securities for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

          As used herein, "United States person" means any citizen or resident of the United States, any corporation, partnership or other entity created or organized in or under the laws of the United States and any estate or trust the income of which is subject to United States Federal income taxation regardless of its source, and "United States" means the United States of America (including the States and the District of Columbia); and its "possessions" including Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

          This certificate excepts and does not relate to [U.S. $__________] principal amount of the above-captioned Debt Securities appearing in your books as being held for our account as to which we were not yet able to certify and as to which we understand interest cannot be credited unless and until we are able so to certify.

          We understand that this certificate may be required in connection with certain securities and tax legislation in the United States. If administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate or a copy thereof to any interested party in such proceedings.

     Dated:  _______________
     [To be dated on or after
     the relevant Payment Date]

                              [Name of Person Entitled to
                               Receive Interest]


                              _________________________________
                                  (Authorized Signatory)
                              Name:
                              Title:"

          9. Except to the extent expressly amended hereby, the Indenture and the Debt Securities remain in full force and effect. After the execution of this supplemental indenture and amendment, any reference to the Indenture means the Indenture as amended hereby.

          10. The laws of the State of New York shall govern this supplemental indenture and amendment without regard to principles of conflicts of laws. The parties may sign any number of copies of this supplemental indenture and amendment. One signed copy is enough to prove this supplemental indenture and amendment.

          11. In case any provision of this supplemental indenture and amendment shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          12. The captions of this supplemental indenture and amendment are for convenience only and shall not affect the construction thereof.

          13. The recitals contained herein shall be taken as the statements of the Company and the Trustee assumes no responsibility for their correctness.

          14. The Trustee makes no representation as to the validity or sufficiency of this supplemental indenture and amendment.

          IN WITNESS WHEREOF, the parties hereto have caused this supplemental indenture and amendment to be duly executed under seal all as of the date first above written.


                          SIGNATURES


                                   CPC International Inc.


                                   By:  /s/ Angelo S.Abdela
                                        ---------------------------------
                                        Angelo S. Abdela
                                        Vice President and Treasurer

Attest:  /s/ Hanes A. Heller
         --------------------
         Hanes A. Heller
         Assistant Secretary





                                   Bankers Trust Company,
                                     as Trustee


                                   By:  /s/ Susan Johnson
                                        ------------------------
                                        Susan Johnson
                                        Assistant Vice President

Attest:  /s/ Dorothy Robinson